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                                                                       EXHIBIT 5

                         [LETTERHEAD OF AKABAS & COHEN]
                                 ATTORNEYS AT LAW


                                                               December 17, 1997



Gilman & Ciocia, Inc.
475 Northern Boulevard
Great Neck, NY 11021

                           Re:  Gilman & Ciocia, Inc.
                                Registration Statement on Form SB-2
                                File No. 33-80627

Ladies and Gentlemen:

         We have acted as counsel to Gilman & Ciocia, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement"), as amended, relating to an offering (the "Offering") of 507,926 shares of Common Stock, par value $.01 per share (the "Common Stock") by the Registrant, 16,072 shares of Common Stock by an employee of the Company, 233,421 shares of Common Stock by selling securityholders who can acquire such shares upon exercise of options and warrants and 50,783 redeemable Common Stock purchase warrants (the "Redeemable Public Warrants") for the purchase of Common Stock at an exercise price of $4.67 per share by a selling securityholder.

         In connection with the proposed Offering, we have examined the Certificate of Incorporation, as amended, and the By-laws of the Registrant, the form of certificates representing shares of Common Stock and Redeemable Public Warrants, resolutions of the Board of Directors of the Registrant, and the Registration Statement and the Exhibits filed therewith. We have also made such inquiries and examined originals, certified copies or copies of such other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to the original documents of all copies submitted.

         Based upon the foregoing inquiries and examinations, we are of the opinion that:

         1. The Registrant is a duly organized and validly existing corporation under the laws of the State of Delaware.
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   AKABAS & COHEN
  ATTORNEYS AT LAW



December 17, 1997
Gilman & Ciocia, Inc.
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         2. All securities covered by the Registration Statement are duly authorized by the Board of Directors. The shares of common stock that are covered by the Registration Statement and which are already issued were validly issued, fully paid and non-assessable securities of the Registrant at the time of issuance. The shares of common stock that are to be issued pursuant to the terms of the options and/or warrants and the Redeemable Public Warrants, and which are to be sold in accordance with the Registration Statement will, upon such sale, be validly issued, fully paid and non-assessable securities of the Registrant.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and any amendment thereto, and to the filing of this opinion as Exhibit 5 thereto.


                                                       Very truly yours,



                                                       /s/ Akabas & Cohen